UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2009

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                           As previously reported, on October 12, 2009, The Southern Company (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that it was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires the audit committee of any NYSE-listed company to have a minimum of three members. As a result of the resignation of a director on October 7, 2009, the Company temporarily had only two Audit Committee members.

On October 19, 2009, the Board of Directors of the Company appointed Mr. Jon A. Boscia, a current member of the Board of Directors, as a member of the Company’s Audit Committee. The Company has notified the NYSE that it is no longer deficient in meeting the requirements of Section 303A.07(a). As a result of these actions, the Company is in compliance with the listing standards of the NYSE and expects no further action by the NYSE regarding this matter.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                           On October 19, 2009, the Board of Directors of the Company elected a new member, Mr. Henry A. Clark III, effective October 19, 2009. Mr. Clark is a senior advisor with Lexicon Partners. Mr. Clark also was named as a member of the Company’s Finance Committee and Compensation and Management Succession Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2009	THE SOUTHERN COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary